Exhibit 99.1

FOR IMMEDIATE RELEASE

Editor’s Contact:
Gerry Ansel
QLogic Corporation
Phone: 949/389-7664
gerry.ansel@qlogic.com

Investor’s Contact:
Tony Massetti
QLogic Corporation
Phone: 949/389-7533
tony.massetti@qlogic.com

QLogic Announces Appointment of Dr. Joel S. Birnbaum to Board of Directors

ALISO VIEJO, Calif. – Feb. 24, 2005 – QLogic Corp. (Nasdaq:QLGC), the company that powers storage area networks (SANs), today announced that Dr. Joel S. Birnbaum has been appointed to its board of directors effective February 17, 2005. Birnbaum chairs the National Research Council Committee on Improving CyberSecurity research in the United States.

Until his retirement in 1999, Birnbaum held several executive positions with HP. Most recently, he was Senior Vice President for Research & Development and Director of HP Laboratories, responsible for the coordination of worldwide activities in R&D. Prior to HP, Birnbaum spent 15 years at IBM where he last served as Director of Computer Sciences. Birnbaum holds a Ph.D. and M.S. in nuclear physics, both from Yale University. He obtained a B.S. degree in engineering physics from Cornell University.

“I am confident that Joel will be an invaluable addition to the QLogic board,” said H.K. Desai, president, chairman, and CEO of QLogic. “As a distinguished technologist and a key business executive of highly respected Fortune 100 companies, Joel will be a significant contributor to QLogic’s strategic vision.”

Powered by QLogic
 Since 1993, over 50 million QLogic products have shipped inside servers, workstations, RAID subsystems, tape libraries, disk and tape drives. These products were delivered to small, medium and large enterprises around the world. Powering solutions from leading companies like Cisco, Dell, EMC, Fujitsu, Hitachi, HP, IBM, NEC, Network Appliance, Quantum, StorageTek and Sun Microsystems, the broad line of QLogic controller chips, host bus adapters, network switches and management software move data from storage devices through the network fabric to servers. A member of the S&P 500 and NASDAQ 100, QLogic was named to the following during fiscal year 2004: (i) Fortune’s 100 Fastest Growing Companies list for the fourth consecutive year; (ii) Forbes’ Best 200 Small Companies for the fifth consecutive year; and (iii) Business Week’s list of 100 Hot Growth Companies. For more information visit www.qlogic.com.

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Note: All QLogic-issued press releases appear on the Company’s website (www.qlogic.com). Any announcement that does not appear on the QLogic website has not been issued by QLogic.

Disclaimer — Forward Looking Statements

This press release contains statements relating to future results of the Company (including certain beliefs and projections regarding business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. The Company advises readers that these potential risks and uncertainties include, but are not limited to: the volatility of the Company’s stock price; fluctuations in operating results; the dependence on the storage area network market; the ability to maintain and gain market or industry acceptance of the Company’s products; the dependence on a limited number of customers; seasonal fluctuations and uneven sales patterns in orders from customers; the ability to compete effectively with other companies; declining average unit sales prices of comparable products; a reduction in sales efforts by current distributors; the dependence on relationships with certain silicon chip suppliers and other subcontractors; the complexity of the Company’s products; sales fluctuations arising from customer transitions to new products; terrorist activities and resulting military actions; international, economic, regulatory, political and other risks; changes in semiconductor foundry capacity; uncertain benefits from strategic business combinations; the ability to maintain or expand upon strategic alliances; the strain on resources caused by rapid growth and expansion; the ability to attract and retain key personnel; the ability to protect proprietary rights or to satisfactorily resolve any infringement claims; changes in tax laws or adverse audit results; decreasing effectiveness of equity compensation in employee retention; charter documents and stockholder rights plan that may discourage a business combination; and facilities located in areas subject to earthquakes.

More detailed information on these and additional factors which could affect the Company’s operating and financial results are described in the Company’s Forms 10-K, 10-Q and other reports, filed or to be filed with the Securities and Exchange Commission. The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. The forward looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

©2004-2005 QLogic Corporation. Specifications are subject to change without notice. All rights reserved worldwide. QLogic, the QLogic logo, the powered by QLogic logo and QLA are registered trademarks of QLogic Corporation. All other brands and product names are trademarks or registered trademarks of their respective owners.

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